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                                                                   EXHIBIT 10.17

                        Waste Water Treatment Agreement

     The City of Orange City, Iowa and Tyson Foods, Inc. at its Orange City, Iowa facility do hereby agree to the following treatment and construction changes that will be made by the 1st of December, 1996.

          1). Tyson Foods, Inc. does hereby agree to relocate the three existing sewer lines at its Orange City, Iowa facility. These three lines will be taken to one location where flow metering and sampling equipment will be installed. All plans and specifications will be reviewed with the city prior to construction. This work will be completed no later than the 1st day of June 1996.

          2). After flow metering and sampling is installed, Tyson Foods, Inc. will begin to collect samples weekly. Samples will be analyzed by Tyson Foods, Inc. However, some of the samples may be split, with both Tyson Food, Inc. and the City of Orange City analyzing and keeping records.

          3). Tyson Foods, Inc. also agrees to pay for periodic cleanup of the industrial and west lift stations and collection system between their plant and the wastewater treatment plant.

          4). The City of Orange City will continue to receive and treat the wastewater at the same rate as it has in the past. Also, it will be looking into whatever necessary changes may be needed to stay in compliance with IDNR. If such changes are needed, the City of Orange City will take the necessary steps that may be required.

          5). By the 1st of December of 1996, the City of Orange City and Tyson Foods, Inc. will fill out the IDNR operations permit application treatment agreement.

     Agreed to this 25 day of October, 1995.

  City of Orange City, Iowa                   Tyson Foods, Inc.

By:/s/                                By:/s/
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Title:Mayor                           Title:Plant Manager
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